EXHIBIT 23
                           HINSHAW & CULBERTSON


 BELLEVILLE, ILLINOIS              SUITE 300                WAUKEGAN, ILLINOIS
BLOOMINGTON, ILLINOIS      222 NORTH LA SALLE STREET   FT. LAUDERDALE, FLORIDA
 CHAMPAIGN, ILLINOIS     CHICAGO, ILLINOIS 60601-1081        MIAMI, FLORIDA
   JOLIET, ILLINOIS                                          TAMPA, FLORIDA
    LISLE, ILLINOIS              312.704.3000              ST. LOUIS, MISSOURI
   PEORIA, ILLINOIS                ________                APPLETON, WISCONSIN
  ROCKFORD, ILLINOIS         TELEFAX 312.704.3001        BROOKFIELD, WISCONSIN
 SPRINGFIELD, ILLINOIS                                    MILWAUKEE, WISCONSIN

                               December 15, 1995
WRITER'S DIRECT DIAL NO.                                  FILE NO.
(312) 704-3852                                             728693

VIA FACSIMILE & AIRBORNE EXPRESS

First Midwest Bancorp, Inc.
300 Park Boulevard, Suite 405
P.O. Box 459
Itasca, Illinois  60143-0459

      RE:  REGISTRATION STATEMENT ON FORM S-4 (33-62581)

Gentlemen:

      We hereby consent to the reference to our firm under the captions "Opinions" and "Certain Federal Income Tax Consequences of the Merger."



                               Very truly yours,


                              TIMOTHY M. SULLIVAN
                              Timothy M. Sullivan

TMS/mm










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